Exhibit 23.2

DarkPulse, Inc.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated April 15, 2022, relating to the consolidated financial statements of DarkPulse, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Urish Popeck & Co., LLC

Pittsburgh, Pennsylvania

June 3, 2022